EXHIBIT 8.1

Subsidiaries of the Company

The following is a list of the Company's subsidiaries as of December 31, 2005.

                                        Country of               Portion of
Name of Significant Subsidiary          Incorporation        Ownership Interest
------------------------------          -------------        ------------------

Top Tanker Management Inc.              Marshall Islands          100%
Top Bulker Management Inc.              Marshall Islands          100%
Vermio Shipping Company Limited         Marshall Islands          100%
Rupel Shipping Company Inc.             Marshall Islands          100%
Gramos Shipping Company Inc.            Marshall Islands          100%
Olympos Shipping Company Limited        Marshall Islands          100%
Helidona Shipping Company Limited       Marshall Islands          100%
Kalidromo Shipping Company Limited      Marshall Islands          100%
Mytikas Shipping Company Limited        Marshall Islands          100%
Litochoro Shipping Company Limited      Marshall Islands          100%
Kisavos Shipping Company Limited        Marshall Islands          100%
Parnis Shipping Company Limited         Marshall Islands          100%
Imitos Shipping Company Limited         Marshall Islands          100%
Giona Shipping Company Limited          Marshall Islands          100%
Lefka Shipping Company Limited          Marshall Islands          100%
Agrafa Shipping Company Limited         Marshall Islands          100%
Nedas Shipping Company Limited          Marshall Islands          100%
Ilisos Shipping Company Limited         Marshall Islands          100%
Spherios Shipping Company Limited       Marshall Islands          100%
Ardas Shipping Company Limited          Marshall Islands          100%
Kifisos Shipping Company Limited        Marshall Islands          100%
Agion Oros Shipping Company Limited     Marshall Islands          100%
Falakro Shipping Company Limited        Liberia                   100%
Psiloritis Shipping Company Limited     Liberia                   100%
Pylio Shipping Company Limited          Liberia                   100%
Idi Shipping Company Limited            Liberia                   100%
Taygetus Shipping Company Limited       Liberia                   100%
Vitsi Shipping Company Limited          Liberia                   100%
Parnasos Shipping Company Limited       Liberia                   100%
Pageon Shipping Company Limited         Cyprus                    100%
Vardousia Shipping Company Limited      Cyprus                    100%
Parnon Shipping Company Limited         Cyprus                    100%
Menalo Shipping Company Limited         Cyprus                    100%
Pintos Shipping Company Limited         Cyprus                    100%
Top Tankers (U.K.) Limited              United Kingdom            100%